Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229046) of KBS Fashion Group Limited of our report dated April 30, 2019, relating to the consolidated financial statements of KBS Fashion Group Limited and its subsidiaries (collectively referred to as the “Company”) which appear in the Company’s Annual Report on Form 20-F for the year ended December 31, 2018.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

April 30, 2019